                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       GRAND SLAM ACQUISITION CORPORATION

             - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                         PURSUANT TO SECTION 242 OF THE
                       GENERAL CORPORATION LAW OF DELAWARE
             - - - - - - - - - - - - - - - - - - - - - - - - - - - -


          The undersigned Chairman and Chief Executive Officer of Grand Slam Acquisition Corporation ("Corporation"), DOES HEREBY CERTIFY:

     FIRST: The name of the Corporation is Grand Slam Acquisition Corporation.

     SECOND: The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST in its entirety and by substituting the following new Article FIRST in lieu thereof:

          "FIRST. The name of the corporation is Rand Acquisition Corporation (hereinafter sometimes referred to as the "Corporation")."

     THIRD: The foregoing Amendment to the Certificate of Incorporation was duly approved and adopted by joint unanimous written consent of the Corporation's Board of Directors and the holders of all of the outstanding shares entitled to vote on an amendment to the Certificate of Incorporation in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of Delaware.

          IN WITNESS WHEREOF, the undersigned have signed this Certificate of Amendment on this 11th day of June 2004.



                                      /s/ Laurence S. Levy
                                      --------------------
                                      Laurence S. Levy
                                      Chairman and Chief Executive Officer